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GalaGen Inc. (A Development Stage Company)

Exhibit  11.1---Statement Re:  Computation of Earnings Per  Share (unaudited)


                                       FOR THE THREE MONTHS ENDED

                                     March 31, 1996      March 31, 1995
                                   -----------------   -----------------
Primary Loss Per Share

Average shares outstanding             1,955,569             1,888,482

SAB  No.  83 shares - for  stock
 options   granted  at  exercise
 prices  less  than the  initial
 public  offering  price  during
 the  12  months  preceding  the
 initial  public offering  using
 the treasury method                     -                     133,042
                                     -----------          ------------
Total                                  1,955,569             2,021,524
                                     -----------          ------------
Net loss                             $(1,471,233)          $(1,554,959)
                                     -----------          ------------
                                     -----------          ------------

Net loss per share                         $(.75)                $(.77)
                                     -----------          ------------
                                     -----------          ------------

Fully Diluted Loss Per Share:

Average shares outstanding             1,955,569             1,888,482
SAB  No. 83  shares - for stock
options   granted  at  exercise
prices  less  than  the initial
public offering price during the
12  months preceding the initial
public   offering   using    the
treasury method                           -                    133,042

Assumed conversion of all series
 of convertible preferred stock        3,126,159             2,509,799
                                     -----------          ------------
Total                                  5,081,728             4,531,323
                                     -----------          ------------
                                     -----------          ------------

Net loss                             $(1,471,233)          $(1,554,959)
                                     -----------          ------------
                                     -----------          ------------

Net loss per share                         $(.29)                $(.34)
                                     -----------          ------------
                                     -----------          ------------